UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2024

BOXABL Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-56579	85-2511929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5345 E. N. Belt Road Las Vegas, NV	89115
(Address of principal executive offices)	(Zip Code)

(702) 500-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

None.

Securities registered under Section 12(g) of the Act:

Non-Voting Series A-3 Preferred Stock, $0.00001 par value

Non-Voting Series A-2 Preferred Stock, $0.00001 par value

Non-Voting Series A-1 Preferred Stock, $0.00001 par value

Non-Voting Series A Preferred Stock, $0.00001 par value

Common Stock, $0.00001 par value

(Title of Class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On June 25, 2024, BOXABL Inc. (the “Company”) commenced an offering of up to 88,095,238 shares of its Non-Voting Series A-3 Preferred Stock under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”), at a per share price of $0.80, plus 4,404,762 Bonus Shares (as defined in the Offering Circular on file in the Company’s Form 1-A Offering Statement (Commission File No. 024-12402) (the “Form 1-A Offering Statement”)) for a maximum potential raise of $74,000,000 (the “Regulation A Offering”). Assuming the Regulation A Offering is fully subscribed at the level where the maximum number of Bonus Shares are issued, the Company will sell a total of 92,500,000 shares of Non-Voting Series A-3 Preferred Stock for gross proceeds of $74,000,000, consisting of $70,476,190 in cash proceeds and $3,523,810 in Bonus Share value for which no cash proceeds are received by the Company.

The Regulation A Offering is a “best efforts” offering in which two broker-dealers, DealMaker Securities, LLC (the “Broker”), and StartEngine Primary, LLC (“StartEngine Primary”), will be rendering administrative and compliance related functions for cash commissions. The Broker will receive a cash commission equal to two percent (2%) of the amount raised in the Regulation A Offering through its portal, capped at a maximum of $1,500,000 for the sale of the Non-Voting Series A-3 Preferred Stock. StartEngine Primary will receive cash commissions of five percent (5%) for sales through its portal, plus a 1% cash commission to the Broker for each such sale, for total cash commissions of six percent (6%). Additionally, StartEngine Primary will receive a one-time fee of $15,000 from the Company to pay for out-of-pocket expenses, the unused portion of which will be returned to the Company at the end of the engagement. Assuming the maximum 6% cash commission is paid during the Regulation A Offering, the Company will pay a total of $4,228,571 cash commissions and will receive net proceeds of $66,247,619. This amount will be reduced further by other offering expenses pertaining to marketing, legal fees and other items as disclosed in the Form 1-A Offering Statement. For additional details, please see the “Plan of Distribution” and other disclosure provided in the Form 1-A Offering Statement.

The Regulation A Offering also includes a sale of the Company’s Non-Voting Series A Preferred Stock by certain selling stockholders identified in the “Plan of Distribution” in the Form 1-A Offering Statement. The Non-Voting Series A Preferred Stock will be sold at $0.80 per share offering price up to $1,000,000 maximum. The Broker will perform administrative and compliance related functions for a cash commission of two percent (2%) on the sale of Non-Voting Series A Preferred Stock for potential maximum cash commissions of $20,000 assuming a fully subscribed offering. Bonus shares and discounts will not be offered in connection with the sale of the Non-Voting Series A Preferred Stock.

In a concurrent offering, the Company is selling its Non-Voting Series A-3 Preferred Stock in an offering limited to accredited investors in reliance on Rule 506(c) of Regulation D of the Securities Act (the “Regulation D Offering”) at a per share price of $0.80, subject to discounts based on the amount invested. The Company seeks to raise a maximum amount of $1,000,000,000 in the Regulation D Offering. Based on the discounts to the offering price, the Company may sell up to 5,000,000,000 shares total if the Rule 506(c) Offering is fully subscribed solely by investors contributing $100,000,000 or more.

Additionally, the Company is also currently conducting an offering of our Non-Voting Series A-2 Preferred Stock into specific Canadian provinces through Frontfundr.com, which is exclusive to Canadian residents. In that offering, all sales are made through FrontFundr Financial Services Inc. (“FrontFundr”), which is registered as an exempt market dealer in British Columbia, Alberta, Ontario, Manitoba, New Brunswick, Nova Scotia, Saskatchewan and Quebec, and the Company has complied with prospectus exemption requirements. That offering is strictly limited to residents of those specific Canadian provinces, which is confirmed by FrontFundr. If fully subscribed, the Company will sell a maximum of 62,500,000 shares of Non-Voting Series A-2 Preferred Stock for gross proceeds of USD$50,000,000 .

All series of the Company’s Preferred Stock convert upon the Board taking such action as required by the Fifth Amended and Restated Articles of Incorporation, including the supermajority approval by the Company’s controlling stockholder under the terms of the Fourth Amended and Restated Stockholders Agreement, (i) upon the occurrence of a firm underwritten registered offering (an “IPO”) or (ii) upon the Company offering its Common Stock in an exempt offering in reliance on Regulation A.

Item 8.01 Other Events.

On June 25, 2024, the Company registered its Non-Voting Series A-3 Preferred Stock under Section 12(g) the Securities Exchange Act of 1934, as amended, consistent with its other series of Preferred Stock, through the filing of a registration statement on Form 8-A (Commission File No. 000-56579).

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXABL Inc.

Date: June 26, 2024	By:	/s/ Paolo Tiramani
Paolo Tiramani
Chief Executive Officer